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                                                                    EXHIBIT 99.5

     THIS DOCUMENT SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO CANADA, AUSTRALIA OR JAPAN.

     Bear, Stearns International Limited, which is regulated in the United Kingdom by The Securities and Futures Authority Limited in the conduct of its investment business and Bear, Stearns & Co. Inc. are acting exclusively for GTS and no one else in connection with the offer and will not be responsible under the regulations of The Securities and Futures Authority Limited to anyone other than GTS for providing the protections afforded to customers of either Bear Stearns entity nor for giving advice in relation to the offer. The provisions of this paragraph are not intended to disclaim any liability of either Bear Stearns entity under U.S. securities laws.
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                               OFFER TO PURCHASE

                         ALL AMERICAN DEPOSITARY SHARES
       EACH REPRESENTING SEVEN ORDINARY SHARES, PAR VALUE L0.01 PER SHARE
                                       OF


                            ESPRIT TELECOM GROUP PLC


                                       BY

                      BEAR, STEARNS INTERNATIONAL LIMITED

                                      AND

                            BEAR, STEARNS & CO. INC.


                                   ON BEHALF

                                       OF

                         GLOBAL TELESYSTEMS GROUP, INC.


THERE WILL BE AN INITIAL OFFER PERIOD WHICH WILL EXPIRE AT 3:00 P.M. (LONDON
TIME), 10:00 A.M. (NEW YORK CITY TIME), ON THURSDAY, MARCH 4, 1999, UNLESS EXTENDED ("EXPIRATION DATE"). AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, IF ALL CONDITIONS HAVE BEEN SATISFIED OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF ESPRIT TELECOM ORDINARY SHARES AND ESPRIT TELECOM ADSS, AS THE CASE MAY BE, WILL HAVE WITHDRAWAL RIGHTS DURING THE INITIAL OFFER PERIOD, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD, EXCEPT IN CERTAIN LIMITED CIRCUMSTANCES.


To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:


     We have been appointed by GLOBAL TELESYSTEMS GROUP, INC., a Delaware corporation ("GTS"), on behalf of ESPRIT TELECOM GROUP plc, a corporation organized under the laws of England and Wales ("Esprit Telecom") to act as Dealer Manager in connection with GTS' offer to acquire all the issued and outstanding ordinary shares, one pence per share (the "Esprit Telecom Ordinary Shares") and American Depositary Shares of Esprit Telecom, each representing seven Esprit Telecom Ordinary Shares ("Esprit Telecom ADSs"), for new shares of GTS common stock, $0.10 par value per share (a "GTS Stock"), at an exchange ratio of 0.1271 of a share of GTS' Stock for each Esprit Telecom Ordinary Share and 0.89 of a share of GTS Stock for each Esprit Telecom ADS (the "Offer"), upon the terms and subject to the conditions set forth in the Offering Circular/Proxy Statement/Prospectus, dated February 2, 1999 (the "Offering Circular/Proxy Statement/Prospectus"), and in the related Form of Acceptance, Letter of Transmittal and Notice of Guaranteed Delivery enclosed herewith. Terms used in this document to the extent

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not defined herein shall bear the same meaning as in the Offering Circular/Proxy
Statement/Prospectus. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Esprit Telecom Ordinary Shares registered in your name or in the name of your nominee.


     Enclosed for your information and use are copies of the following documents:


          1. Offering Circular/Proxy Statement/Prospectus, dated February 2,
     1999;



          2. Letter of Transmittal to be used by holders of Esprit Telecom ADSs in accepting the Offer and tendering ADSs;



          3. Notice of Guaranteed Delivery to be used to accept the Offer if the ADSs and all other required documents are not immediately available or cannot be delivered to the US Depositary or the Belgian Receiving Agent (where applicable) by the Expiration Date or if the procedure for book-entry transfer cannot be completed by the Expiration Date;


          4. A letter to security holders of Esprit Telecom from Sir Robin Biggam, Chairman of the Board of Esprit Telecom, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by Esprit Telecom;


          5. A letter which may be sent to your clients for whose accounts you hold Esprit Telecom Ordinary Shares and Esprit Telecom ADSs registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;


          6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          7. Return envelope addressed to the US Depositary.


     THE OFFER MAY NOT BE ACCEPTED IN RESPECT OF ESPRIT TELECOM SHARES BY MEANS OF A LETTER OF TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY. A FORM OF ACCEPTANCE FOR ACCEPTING THE OFFER IN RESPECT OF ESPRIT TELECOM SHARES MAY BE OBTAINED FROM THE US DEPOSITARY OR THE RECEIVING AGENTS.



     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD (IF APPLICABLE) AND WITHDRAWAL RIGHTS EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, 3:00 P.M. LONDON TIME ON MARCH 4, 1999, UNLESS THE OFFER IS EXTENDED.



     In all cases, exchange of Esprit Telecom Ordinary Shares tendered and accepted for pursuant to the Offer will be made only after timely receipt by the
(i) Receiving Agents of completed Forms of Acceptance, together with certificates evidencing such Esprit Telecom Ordinary Shares, (ii) US Depositary or the Belgian Receiving Agent (where applicable) of a Letter of Transmittal or Notice of Guaranteed Delivery (or facsimile thereof) properly completed and duly executed, with any required signature guarantees (or in the case of a book-entry transfer, an Agent's Message) together with ADRs evidencing such Esprit Telecom ADSs and any other required documents.



     A securityholder who desires to tender Esprit Telecom ADSs and whose American Depositary Receipts ("ADRs") evidencing such Esprit Telecom ADSs are not immediately available, or who cannot comply with the procedure for book-entry transfer on a timely basis, may tender such Esprit Telecom ADSs by following the procedure for guaranteed delivery set forth in "The Offering Circular/Proxy Statement/Prospectus". See "Procedures for Accepting the Offer-guaranteed delivery procedures".



     GTS will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, the US Depositary, the Receiving Agent and the Information Agent as described in the Offering Circular/Proxy Statement/Prospectus) in connection with the solicitation of tenders of Esprit Telecom Ordinary Shares and Esprit Telecom ADSs pursuant to the Offer. However, GTS will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. GTS will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Esprit


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Telecom Ordinary Shares and Esprit Telecom ADSs to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.



     Any inquiries you may have with respect to the Offer should be addressed to Bear, Stearns International Limited and Bear, Stearns & Co. Inc., the Dealer Managers, or Georgeson & Company (the "Information Agent") at their address and telephone numbers set forth on the back cover page of the Offering Circular/Proxy Statement/Prospectus.


     Additional copies of the enclosed material may be obtained from the Information Agent, at the address and telephone number set forth on the back cover page of the Offer to Purchase.

                                            Very truly yours,


                                            Bear, Stearns International Limited


                                            Bear, Stearns & Co. Inc.



     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PARENT, GTS, ESPRIT TELECOM, THE DEALER MANAGERS, THE INFORMATION AGENT, RECEIVING AGENTS OR THE US DEPOSITARY, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.


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